UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016 (June 9, 2016)

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr.

Maryland Heights, Missouri 63043

(Address of principal executive offices) (Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

SunEdison, Inc., a debtor and debtor-in-possession (the “Company”) in a pending case (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under Chapter 11 of the United States Bankruptcy Code, obtained certain amendments to that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of April 26, 2016 (as amended, the “DIP Credit Agreement”), entered into by and among the Company, the lenders from time to time party thereto (the “DIP Lenders”), Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “DIP Agent”), and the letter of credit issuers and other financial institutions and entities party thereto from time to time. Such amendments are reflected in that certain Amendment No. 2 to Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 9, 2016 (the “DIP Amendment”), among the Company, the DIP Lenders party thereto and the DIP Agent.

The DIP Amendment modifies certain provisions in the DIP Credit Agreement relating to, among other things: (a) the Tranche A and Tranche B roll-up loans; (b) delivery of financial statements and certain other reporting obligations; (c) guaranty and collateral matters; (d) certain milestones relating to the Company’s restructuring efforts; (e) the minimum cash amount financial covenant; and (f) asset sales, including designated assets that constitute permitted dispositions under the DIP Credit Agreement. In connection with the DIP Amendment, the requisite DIP Lenders also approved an updated 13-week budget.

The DIP Amendment reduced the interest rate applicable to Tranche A roll-up loans relating to amounts drawn under letters of credit under the Prepetition First Lien Credit Agreement (as defined below) prior to the commencement of the Chapter 11 Case on April 21, 2016 (the “Tranche A-1 Roll-Up Loans”). The Tranche A-1 Roll-Up Loans will bear interest (i) at a base rate plus 2.75% per annum or (ii) at a reserve-adjusted eurocurrency rate plus 3.75%. The reserve adjusted eurocurrency rate shall include a 1.0% “LIBOR floor.” The DIP Credit Agreement was also modified to provide for a reduction of the amount of interest payable with respect to Tranche B Roll-Up Loans (as defined below), based on (x) the reduced amount of interest payable with respect to Tranche A-1 Roll-Up Loans and (y) a reduction to the restructuring fee payable to the financial advisor for the official committee of unsecured creditors in the Chapter 11 Case.

On June 9, 2016, the Bankruptcy Court entered a final order (the “Final DIP Order”) authorizing the DIP Credit Agreement, including (a) the borrowing of up to $300.0 million of new money term loans (the “New Money Loans”), of which $90.0 million was previously authorized and borrowed, (b) the refinancing and/or roll-up of all outstanding amounts under that certain Credit Agreement, dated as of February 28, 2014 (as amended, the “Prepetition First Lien Credit Agreement”), among the Company, the lenders and letter of credit issuers party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent, and (c) the incurrence of Tranche B roll-up loans in an aggregate principal amount not to exceed $350.0 million (the “Tranche B Roll-Up Loans”), representing the cancellation and replacement of a portion of the aggregate outstanding principal amount of (i) loans under that certain Second Lien Credit Agreement, dated as of January 11, 2016 (as amended, the “Prepetition Second Lien

Credit Agreement”), among the Company, the lenders party thereto from time to time (the “Prepetition Second Lien Lenders”) Wilmington Savings Fund Society, FSB as administrative agent (in such capacity, the “Prepetition Second Lien Agent”) and (ii) the 5.00% guaranteed convertible senior secured notes due 2018, issued by the Company on January 11, 2016. After entry of the Final DIP Order, the Company borrowed $210.0 million of New Money Loans, which were funded by the DIP Lenders in accordance with the DIP Credit Agreement.

In addition, the Company entered into that certain Amendment to Second Lien Credit Agreement, dated as of June 9, 2016 (the “Prepetition Second Lien Amendment”), with the Prepetition Second Lien Lenders party thereto and the Prepetition Second Lien Agent. The Prepetition Second Lien Amendment addresses certain changes in connection with the issuance of the Tranche B Roll-Up Loans.

The foregoing descriptions of the DIP Amendment and the Prepetition Second Lien Amendment do not purport to be complete and are qualified in their entirety by reference to the text of such documents, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off -Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 10, 2016, the Company issued a press release announcing that it has received final Bankruptcy Court authorization for the DIP Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amendment No. 2 to Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of June 9, 2016, among SunEdison, Inc., a debtor and a debtor-in-possession, the lenders party thereto and Deutsche Bank AG New York Branch, as the administrative agent.

Exhibit 10.2	Amendment to Second Lien Credit Agreement, dated as of June 9, 2016, among SunEdison, Inc., a debtor and a debtor-in-possession, the lenders party thereto and Wilmington Savings Fund Society, FSB, as the second lien administrative agent.

Exhibit 99.1	Press Release dated June 10, 2016 announcing final Bankruptcy Court authorization for the DIP Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2016

SUNEDISON, INC.

By:	/s/ John S. Dubel
Name:	John S. Dubel
Title:	Chief Restructuring Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amendment No. 2 to Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of June 9, 2016, among SunEdison, Inc., a debtor and a debtor-in-possession, the lenders party thereto and Deutsche Bank AG New York Branch, as the administrative agent.

Exhibit 10.2	Amendment to Second Lien Credit Agreement, dated as of June 9, 2016, among SunEdison, Inc., a debtor and a debtor-in-possession, the lenders party thereto and Wilmington Savings Fund Society, FSB, as the second lien administrative agent.

Exhibit 99.1	Press Release dated June 10, 2016 announcing final Bankruptcy Court authorization for the DIP Credit Agreement.